Exhibit 2.2

BYLAWS OF VIRTUALARMOR INTERNATIONAL INC.
ARTICLE I OFFICES
The principal office of the Corporation shall be designated from time to time by the Corporation and may be within or outside of Colorado. The Corporation may have such other offices, either within or outside Colorado, as the board of directors may designate or as the business of the Corporation may require from time to time. The registered office of the Corporation required by Colorado law to be maintained in Colorado may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the board of directors.
ARTICLE II STOCKHOLDERS
Section 1. Allllual Meetillg. The annual meeting of the stockholders shall be held during each year on a date and at a time fixed by the board of directors of the Corporation (or by the president in the absence of action by the board of directors), beginning with the year 2015, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors is not held on the day fixed by the board of directors for any annual meeting of the stockholders, or any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as it may conveniently be held.
A stockholder may apply to the district court in the county in Colorado where the Corporation's principal office is located or, if the Corporation has no principal office in Colorado, to the district court of the county in which the Corporation's registered office is located to seek an order that a stockholder meeting be held (a) if an annual meeting was not held within six months after the close of the Corporation's most recently ended fiscal year or fifteen months after its last annual meeting, whichever is earlier, or (b) if the stockholder participated in a proper call of or proper demand for a special meeting and notice of the special meeting was not given within thirty days after the date of the call or the date the last of the demands necessary to require calling of the meeting was received by the Corporation pursuant to Colorado law, or the special meeting was not held in accordance with the notice.
Section 2. Special Meetillgs. Unless otherwise prescribed by statute, special meetings of the stockholders may be called for any purpose by the president or by any member of the board of directors. The president shall call a special meeting of the stockholders if the Corporation receives one or more written demands for the meeting, stating the purpose or purposes for which it is to be held, signed and dated by holders of shares representing at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

Section 3. Place ofMeeting. The board of directors may designate any place, either within or outside Colorado, as the place for any rumual meeting or any special meeting called by the board of directors. If no designation is made, or if a special meeting is called other than by the board, the place ofmeeting shall be the principal office of the Corporation.
Section 4. Notice of Meeting. Written notice stating the place, date and hour of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, except that if rulY other longer notice period is required by Colorado law, such notice as required shall be given. Notice of a special meeting shall include a description of the purpose or purposes of the meeting. Notice of an annual meeting need not include a description of the purpose or purposes of the meeting except the purpose or purposes shall be stated with respect to (a) an amendment to the articles of incorporation of the Corporation, (b) a merger or share exchange in which the Corporation is a party and, with respect to a share exchange, in which the Corporation's shares will be acquired, (c) a sale, lease, exchange or other disposition, other than in the usual and regular course of business, of all or substantially all of the property of the Corporation or of another entity which the Corporation controls, in each case with or without the goodwill, (d) a dissolution of the Corporation, (e) a reverse split of any shares of the Corporation's stock, and (f) any other purpose for which a statement of purpose is required by Colorado law. Notice shall be given personally or by mail, private carrier, telegraph, teletype, electronic communication (including electronic mail or facsimile) or other fonn of wire or wireless cornmunication by or at the direction of the president or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed and if in a comprehensible fonn, such notice shall be deemed to be given and effective when deposited in the United States mail, addressed to the stockholder at his or her address as it appears in the Corporation's current record of stockholders, with first class postage prepaid. If notice is given other than by mail, and provided that such notice is in a comprehensible fonn, the notice is given and effective on the date received by the stockholder.
If requested by the person or persons lawfully calling such meeting, an officer shall give notice thereof at corporate expense. No notice need be sent to any stockholder if three successive notices mailed to the last known address of such stockholder have been returned as undeliverable until such time as another address for such stockholder is made known to the Corporation by such stockholder. In order to be entitled to receive notice of any meeting, a stockholder shall advise the Corporation in writing of any change in such stockholder's mailing address as shown on the Corporation's books and records.
When a meeting is adjourned to another date, time or place, notice need not be given of the new date, time or place if the new date, time or place of such meeting is rumounced before adjournment at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which may have been transacted at the original meeting. If the adjournment is for more than 120 days, or if a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting as ofthe new record date.

A stockholder may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such stockholder. Such waiver shall be delivered to the Corporation for filing with the corporate records. Further, by attending a meeting either in person or by proxy, a stockholder waives objection to lack of notice or defective notice of the meeting unless the stockholder objects at the begilming of the meeting to the holding of the meeting or the transaction of business at the meeting because of lack of notice or defective notice. By attending the meeting, the stockholder also waives any objection to consideration at the meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the stockholder objects to considering the matter when it is presented.
Section 5. Fixing ofRecord Date. For the purpose ofdetermining stockholders entitled to
(a) notice of or vote at any meeting of stockholders or any adjournment thereof, (b) receive distributions or share dividends, or (c) demand a special meeting, or to make a detennination of stockholders for any other proper purpose, the board of directors may fix a future date as the record date for any such determination of stockholders, such date in any case to be not more than seventy days, and, in case of a meeting ofstockholders, not less than ten days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed by the directors, the record date shall be the date on which notice of the meeting is mailed to stockholders, or the date on which the resolution of the board of directors providing for a distribution is adopted, as the case may be. When a determination of stockholders entitled to vote at any meeting of stockholders is made as provided in this Section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.
Notwithstanding the above, the record date for determining the stockholders entitled to take action without a meeting or entitled to be given notice of action so taken shall be the date a writing upon which the action is taken is first received by the Corporation. The record date for determining stockholders entitled to demand a special meeting shall be the date of the earliest of any of the demands pursuant to which the meeting is called.
Section 6. Voting Lists. The Corporation shall make, at the earlier of ten days before each meeting of stockholders or two business days after notice ofthe meeting has been given, a complete list of the stockholders entitled to be given notice of such meeting or any adjournment thereof. The list shall be arranged by voting groups and within each voting group by class or series of shares, shall be in alphabetical order within each class or series and shall show the address of and the number of shares of each class or series held by each stockholder. For the period beginning the earlier often days prior to the meeting or two business days after notice ofthe meeting is given, and continuing through the meeting and any adjournment thereof, this list shall be kept on file at the principal office of the Corporation or at a place (which shall be identified in the notice) in the city where the meeting will be held. Such list shall be available for inspection on written demand by any stockholder (including for the purpose of this Section 6 any holder of voting trust certificates) or his or her agent or attorney during regular business hours and during the period available for inspection. The original stock transfer books shall be prima facie evidence as to the stockholders entitled to examine such list or to vote at any meeting ofstockholders.

Any stockholder, his or her agent or attorney may copy the list during regular business hours and during the period it is available for inspection, provided (a) the stockholder has been a stockholder for at least three months immediately preceding the demand or holds at least five percent of all outstanding shares of any class of shares of the Corporation as of the date of the demand, (b) the demand is made in good faith and for a purpose reasonably related to the demanding stockholder's interest as a stockholder, (c) the stockholder describes with reasonable particularity the purpose and the records the stockholder desires to inspect, (d) the records are directly connected with the described purpose, and (e) the stockholder pays a reasonable charge covering the costs of labor and material for such copies, not to exceed the estimated cost of production and reproduction.
Section 7. Recogllitioll Procedure for Belleficial OWllers. The board of directors may adopt by resolution a procedure whereby a stockholder of the Corporation may certi ty in writing to the Corporation that all or a portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons. The resolution may set forth (a) the types of nominees to which it applies, (b) the rights or privileges that the Corporation will recognize in a beneficial owner, which may include rights and privileges other than voting, (c) the form of certification and the information to be contained therein, (d) if the certification is with respect to a record date, the time within which the certification must be received by the Corporation, (e) the period for which the nominee's use of the procedure is effective, and (f) such other provisions with respect to the procedure as the board deems necessary or desirable. Upon receipt by the Corporation of a certificate complying with the procedure established by the board of directors, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the registered holders of the number of shares specified in place of the stockholder making the certification.
Section 8. Quorum alld Mallller ofActillg. A majority of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group for action on the matter. If less than a majority of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice, for a period not to exceed 120 days for anyone adjournment. If a quorum is present at such adjourned meeting, any business may be transacted which may have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, unless the meeting is adjourned and a new record date is set for the adjourned meeting.
If a quorum exists, action on a matter other than the election of directors by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the vote of a greater number or voting by classes is required by law or the articles of incorporation.
Section 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy by signing an appointment form or similar writing, either personally or by his or her duly authorized attorney-in-fact. A stockholder may also appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype or other electronic communication (including electronic mail or facsimile) providing a written statement of the appointment to the proxy, a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the Corporation. The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the stockholder transmitted or authorized the transmission of the appointment. The proxy appointment form or similar writing shall be filed with the Corporation before or at the time of the meeting. The appointment of a proxy is effective when received by the Corporation and is valid for eleven months unless a different period is expressly provided in the appointment form.

Any complete copy, including an electronic communication (including electronic mail or facsimile), of an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used.
An appointment of a proxy is revocable by the stockholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. An appointment made irrevocable is revoked when the interest with which it is coupled is extinguished, but such revocation does not affect the right of the Corporation to accept the proxy's authority unless (a) the Corporation had notice that the appointment was coupled with an interest and notice that such interest is extinguished is received by the officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment, or (b) other notice of the revocation of the appointment is received by the officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment. Other notice of revocation may, in the discretion of the Corporation, be deemed to include the appearance at a stockholders' meeting of the stockholder who granted the proxy and his or her voting in person on any matter subject to a vote at such meeting.
The death or incapacity of the stockholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment.
The Corporation is not required to recognize an appointment made irrevocable if it has received a writing revoking the appointment signed by the stockholder (including a stockholder who is a successor to the stockholder who granted the proxy) either personally or by his or her attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the stockholder to another person not to revoke the appointment.
Subject to Section II and any express limitation on the proxy's authority appearing on the appointment fonn, the Corporation is entitled to accept the proxy's vote or other action as that of the stockholder making the appointment.
Section 10. Voting ofShares. Each outstanding share, regardless of class, shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation as pennirted by Colorado law. Cumulative voting shall not be pennitted in the election of directors or for any other purpose. At each election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, shall be elected to the board of directors.

Except as otherwise ordered by a court of competent jurisdiction upon a finding that the purpose of this Section would not be violated in the circumstances presented to the court, the shares of the Corporation are not entitled to be voted if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation except to the extent the second corporation holds the shares in a fiduciary capacity.
Redeemable shares are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.
Section II. Corporation's Acceptance of Votes. If the name signed on a vote, consent, waiver, proxy appointment or proxy appointment revocation corresponds to the name of a stockholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and give it effect as the act ofthe stockholder. If the name signed on a vote, consent, waiver, proxy appointment or proxy appointment revocation does not correspond to the name of a stockholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and to give it effect as the act of the stockholder if:
(a) the stockholder is an entity and the name signed purports to be that of an officer or agent of the entity;
(b) the name signed purports to be that of an administrator, executor, guardian or conservator representing the stockholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appoinbnent or proxy appointment revocation;
(c) the name signed purports to be that of a receiver or trustee in bankruptcy of the stockholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;
(d) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact or the stockholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the stockholder has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;
(e) two or more persons are the stockholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-tenants or fiduciaries, and the person signing appears to be acting on behalf of all the co-tenants or fiduciaries; or
(f) the acceptance of the vote, consent, waiver, proxy appointment or proxy appointment revocation is otherwise proper under rules established by the Corporation that are not inconsistent with this Section or Colorado law.

The Corporation is entitled to reject a vote, consent, waiver, proxy appointment or proxy appointment revocation if the officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the stockholder.
The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver, proxy appointment or proxy appointment revocation in good faith and in accordance with the standards of this Section are not liable in damages for the consequences of the acceptance or rejection.
Section 12. Informal Action by Stockholders. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by stockholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted and received by the Corporation. Such consent shall have the same force and effect as action taken at a meeting and may be stated as such in any document. Action taken under this Section 12 is effective as of the date the last writing necessary to effect the action is received by the Corporation, unless all of the writings specify a different effective date, in which case such specified date shall be the effective date for such action. If any stockholder revokes his or her consent as provided for herein prior to what would otherwise be the effective date, the action proposed in the consent shall be invalid. The record date for detennining stockholders entitled to take action without a meeting is the date the Corporation first receives a writing upon which the action is taken.
Any stockholder who has signed a writing describing and consenting to action taken pursuant to this Section 12 may revoke such consent by a writing signed by the stockholder describing the action and stating that the stockholder's prior consent thereto is revoked, if such writing is received by the Corporation before the effectiveness of the action.
Section 13. Meetings by Telecommunication. Any or all of the stockholders may participate in an annual or special stockholders' meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A stockholder participating in a meeting by this means is deemed to be present in person at the meeting.

ARTICLE III
BOARD OF DIRECTORS
Section I. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its board of directors, except as otherwise provided by Colorado law or the articles of incorporation.
Section 2. Number, Qualifications alld Tellure. The number of directors of the Corporation shall be fixed from time to time by the board of directors, within a range of no less than one or more than ten. A director shall be a natural person who is eighteen years of age or older. A director need not be a resident of Colorado or a stockholder of the Corporation.
Directors shall be elected at each annual meeting of stockholders. Additionally, board of directors may be appointed by the affirmative vote of a majority of the board of directors. Each director shall hold office until the next annual meeting of stockholders following hi s or her election and thereafter until his or her successor is elected and qualifies. Directors may be removed in the manner provided by Colorado law.
Section 3. Resignations; Vacallcies. Any director may resign at any time by giving written notice to the Corporation. Such resignation shall take effect at the time the notice is received by the Corporation unless the notice specifies a later effective date. Unless otherwise specified in the notice of resignation, the Corporation's acceptance of such resignation shall not be necessary to make it effective. Any vacancy on the board of directors may be filled by the affirmative vote of a majority of the stockholders or the board of directors. If the directors remaining in office constitute fewer than a quorum of the board, the directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If elected by the directors, the director shall hold office until the next annual stockholders' meeting at which directors are elected. If elected by the stockholders, the director shall hold office for the unexpired term of his or her predecessor in office, except that, if the director's predecessor was elected by the directors to fill a vacancy, the director shall hold office for the unexpired term of the last predecessor elected by the stockholders.
Section 4. Regular Meetillgs. A regular meeting of the board of directors shall be held without notice immediately after and at the same place as the annual meeting of stockholders. The board of directors may provide by resolution the time and place, either within or outside Colorado, for the holding of additional regular meetings without other notice.
Section 5. Special Meetillgs. Special meetings of the board of directors may be called by or at the request of the president or anyone director. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or outside Colorado, as the place for holding any special meeting of the board of directors called by them, except that no meeting may be called outside the State of Colorado unless a majority of the board of directors has so authorized.
Section 6. Notice. Notice of any special meeting shall be given at least 24 hours prior to the meeting by written notice either personally delivered or mailed to each director at his or her business address, or by notice transmitted by telegraph, telex, electronic communication (including electronic mail or facsimile) or other fonn of wire or wireless communication. If mailed, such notice shall be deemed to be given and to be effective on the earlier of (a) three days after such notice is deposited in the United States mail, properly addressed, with postage prepaid, or (b) the date shown on the return receipt, if mailed by registered or certified mail, return receipt requested. If notice is given by telex, electronic communication (including electronic mail or facsimile) or other similar fonn of wire or wireless communication, such notice shall be deemed to be given and to be effective when sent, and with respect to a telegram, such notice shall be deemed to be given and to be effective when the telegram is delivered to the telegraph company. If a director has designated in writing one or more reasonable addresses or facsimile numbers for delivery of notice to him or her, notice sent by mail, telegraph, telex, electronic communication (including electronic mail or facsimile) or other fonn of wire or wireless communication shall not be deemed to have been given or to be effective unless sent to such addresses or facsimile numbers, as the case may be.

A director may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such director. Such waiver shall be delivered to the Corporation for filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver. Further, a director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless at the beginning of the meeting, or promptly upon his or her later arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.
Section 7. Quorum. A majority of the number of directors fixed by the board of directors pursuant to Section 2 or, if no number is fixed, a majority of the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the board of directors. If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, for a period not to exceed sixty days at anyone adjournment.
Section 8. Manner ofActing. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.
Section 9. Compensation. By resolution of the board of directors, any director may be paid anyone or more of the following: his or her expenses, ifany, of attendance at meetings, a fixed sum for attendance at each meeting, a stated salary as director or such other compensation as the Corporation and the director may reasonably agree upon. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 10. Presumption of Assent. A director of the Corporation who is present at a meeting of the board of directors or committee of the board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) the director objects at the beginning of the meeting, or promptly upon his or her arrival, to the holding of the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting, (b) the director contemporaneously requests that his or her dissent or abstention as to any specific action taken be entered in the minutes of the meeting, or (c) the director causes written notice of his or her dissent or abstention as to any specific action to be received by the presiding officer of the meeting before its adjoumment or by the Corporation promptly after the adjoumrnent of the meeting. A director may dissent to a specific action at a meeting, while assenting to others. The right to dissent to or abstain from a specific action taken at a meeting of the board of directors or a cOlmnittee of the board shall not be available to a director who voted in favor of such action.

Section II. Committees. By resolution adopted by a majority of all the directors in office when the action is taken, the board of directors may designate from among its members an executive committee and one or more other committees, and appoint one or more members of the board of directors to serve on them. To the extent provided in the resolution, each committee shall have all the authority of the board of directors, except that no such committee shall have the authority to (a) authorize distributions, (b) approve or propose to stockholders actions or proposals required by Colorado law to be approved by stockholders, (c) fill vacancies on the board of directors or any committee thereof, (d) amend the Corporation's articles of incorporation, (e) adopt, amend or repeal the Bylaws, (f) approve a plan of merger not requiring stockholder approval, (g) authorize or approve the reacquisition of shares except pursuant to a fonnula or method prescribed by the board of directors, or (h) authorize or approve the issuance or sale of shares, or contract for the sale of shares or detennine the designations and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee or officer to do so within limits specifically prescribed by the board of directors. The committee shall then have full power within the limits set by the board of directors to adopt any final resolution setting forth all preferences, limitations and relative rights of such class or series and to authorize an amendment of the articles of incorporation stating the preferences, limitations and relative rights of a class or series for filing with the Secretary of State under Colorado law.
Sections 4, 5,6, 7, 8, 10, 12 and 13 of Article 1Il, which govem meetings, notice, waiver of notice, quorum, voting requirements and action without a meeting of the board of directors, shall apply to committees and their members appointed under this Section II.
Neither the designation of any such committee, the delegation of authority to such committee, nor any action by such committee pursuant to its authority shall alone constitute compliance by any member of the board ofdirectors or a member of the committee in question with his or her responsibility to confonn to the standard of care set forth in Article 1Il, Section 14 of these Bylaws.
Section 12. IlIfol'ma/ Actioll by Directors. Any action required or pennitted to be taken at a meeting of the directors or any committee designated by the board of directors may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by all of the directors entitled to vote with respect to the action taken. Such consent shall have the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any document. Unless the consent specifies a different effective date, action taken under this Section 12 is effective at the time the last director signs a writing describing the action taken, unless, before such time, any director has revoked his or her consent by a writing signed by the director and received by the president or authorized officer of the Corporation.

Section 13. Telephonic Meetings. The board of directors may permit any director (or any member ofa committee designated by the board) to participate in a regular or special meeting of the board ofdirectors or a committee thereof through the use ofany means ofcommunication by which all directors participating in the meeting can hear each other during the meeting. A director participating in a meeting in this manner is deemed to be present in person at the meeting.
Section 14. Standard of Care. A director shall perform his or her duties as a director, including without limitation his or her duties as a member of any committee of the board, in good faith, in a maImer he or she reasonably believes to be in the best interests of the Corporation, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. In performing his or her duties, a director shall be entitled to rely on infonnation, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by the persons herein designated. A director shall not be considered to be acting in good faith, however, if he or she has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A director shall not be liable to the Corporation or its stockholders for any action he or she takes or omits to take as a director if, in connection with such action or omission, he or she performs his or her duties in compliance with this Section 14.
The designated persons on whom a director is entitled to rely are (a) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented, (b) legal counsel, public accountant or other person as to matters which the director reasonably believes to be within such person's professional or expert competence, or (c) a committee of the board of directors on which the director does not serve if the director reasonably believes the committee merits confidence.
ARTICLE IV
OFFICERS AND AGENTS

Section I. General. The officers of the Corporation shall be a president, who shall be a natural person eighteen years of age or older. The board of directors or an officer or officers authorized by the board may appoint such other officers, assistant officers, committees and agents, including a chairman of the board, vice presidents and other officers as they may consider necessary. The board of directors or the officer or officers authorized by the board shall from time to time determine the procedure for the appointment of officers, their term of office, their authority and duties and their compensation. One person may hold more than one office. In all cases where the duties of any officer, agent or employee are not prescribed by the bylaws or by the board of directors, such officer, agent or employee shall follow the orders and instructions of the president of the Corporation.
Section 2. Appoilltment and Term of Office. The officers of the Corporation shall be appointed by the board of directors at each annual meeting of the board held after each annual meeting of the stockholders. If the appointment of officers is not made at such meeting or if an officer or officers are to be appointed by another officer or officers of the Corporation, such appointments shall be made as soon thereafter as conveniently may be. Each officer shall hold office until the first of the following occurs: his or her successor is duly appointed and qualified, his or her death, his or her resignation or his or her removal in the manner provided in Section 3.

Section 3. Resignation and Removal. An officer may resign at any time by giving written notice of resignation to the Corporation. The resignation is effective when the notice is received by the Corporation unless the notice specifies a later effective date.
Any officer or agent may be removed at any time with or without cause by the board of directors or an officer or officers authorized by the board. Such removal does not affect the contract rights, if any, of the Corporation or of the person so removed. The appointment of an officer or agent shall not in itself create contract rights.
Section 4. Vacancies. A vacancy in any office, however occurring, may be filled by the board of directors, or by the officer or officers authorized by the board, for the unexpired portion of the officer's term. If an officer resigns and his or her resignation is made effective at a later date, the board of directors, or officer or officers authorized by the board, may permit the officer to remain in office until the effective date and may fill the pending vacancy before the effective date if the board of directors or officer or officers authorized by the board provide that the successor shall not take office until the effective date. In the alternative, the board of directors, or officer or officers authorized by the board of directors, may remove the officer at any time before the effective date and may fill the resulting vacancy.
Section 5. President. Subject to the direction and supervision of the board of directors, the president shall be the chief executive officer of the Corporation, and shall have general and active control of its affairs and business and general supervision of its officers, agents and employees. Unless otherwise directed by the board of directors, the president shall attend in person or by substitute appointed by him or her, or shall execute on behalf of the Corporation written instruments appointing a proxy or proxies to represent the Corporation, at all meetings of the stockholders of any other corporation in which the Corporation holds any stock. On behalf of the Corporation, the president may in person or by substitute or by proxy execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the president, in person or by substitute or proxy, may vote the stock held by the Corporation, execute written consents and other instruments with respect to such stock, and exercise any and all rights and powers incident to the ownership of said stock, subject to the instructions, if any, of the board of directors. The president shall have custody of the treasurer's bond, if any.
Section 6. Vice Presidents. The vice presidents shall assist the president and shall perform such duties as may be assigned to them by the president or by the board of directors. In the absence of the president, the vice president, if any (or, if more than one, the vice presidents in the order designated by the board of directors, or if the board makes no such designation, then the vice president designated by the president, or if neither the board nor the president makes any such designation, the senior vice president as detennined by first election to that office), shall have the powers and perfonn the duties of the president.

Section 7. Corporate Records. The directors and/or stockholders shall appointment an officer of the Corporation to maintain its corporate records. Such appointed officer shall (a) prepare and maintain as penn anent records the minutes of the proceedings ofthe stockholders and the board of directors, a record of all actions taken by the stockholders or board of directors without a meeting, a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the Corporation, and a record of all waivers of notice of meetings of stockholders and ofthe board of directors or any committee thereof, (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law, (c) serve as custodian of the corporate records and of the seal of the Corporation and affix the seal to all documents when authorized by the board of directors, (d) keep at the Corporation's registered office or principal place of business a record containing the names and addresses of all stockholders in a fonn that penn its preparation of a list of stockholders arranged by voting group and by class or series of shares within each voting group, that is alphabetical within each class or series and that shows the address of, and the number of shares of each class or series held by, each stockholder, unless such a record is kept at the office ofthe Corporation's transfer agent or registrar, (e) maintain at the Corporation's principal office the originals or copies of the Corporation's articles of incorporation, bylaws, minutes of all stockholders' meetings and records of all action taken by stockholders without a meeting for the past three years, all written communications within the past three years to stockholders as a group or to the holders of any class or series of shares as a group, a list of the names and business addresses of the current directors and officers, a copy of the Corporation's most recent corporate report filed with the Secretary of State, and financial statements showing in reasonable detail the Corporation's assets and liabilities and results ofoperations for the last three years, (t) have general charge of the stock transfer books of the Corporation, unless the Corporation has a transfer agent, (g) authenticate records of the Corporation, and (h) in general, perfonn all duties incident to the as from time to time may be assigned to him or her by the president or by the board ofdirectors.
Any books, records or minutes of the Corporation may be in written fonn or in any fonn capable ofbeing converted into written fonn within a reasonable time.
ARTICLE V
STOCK

Section I. Certificates. The board ofdirectors shall be authorized to issue any ofits classes of shares with or without certificates. The fact that the shares are not represented by certificates shall have no effect on the rights and obligations of stockholders. If the shares are represented by certificates, such shares shall be represented by consecutively numbered certificates signed, either manually or by facsimile, in the name ofthe Corporation by one or more persons designated by the board of directors. In case any officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be such officer before such certificate is issued, such certificate may nonetheless be issued by the Corporation with the same effect as if he or she were such officer at the date of its issue. Certificates of stock shall be in such fonn and shall contain such infonnation consistent with law as are prescribed by the board of directors. If shares are not represented by certificates, within a reasonable time following the issue or transfer of such shares, the Corporation shall send the stockholder a complete written statement of all of the infonnation required to be provided to holders of un certificated shares by Colorado law.

Section 2. Consideration for Shares. Certificated or uncertificated shares shall not be issued until the shares represented thereby are fully paid. The board of directors may authorize the issuance of shares for consideration consisting of any tangible or intangible property of benefit to the Corporation, including cash, promissory notes, services performed or other securities of the Corporation. Future services shall not constitute payment or partial payment for shares of the Corporation. The promissory note of a subscriber or an affiliate of a subscriber shall not constitute payment or partial payment for shares of the Corporation unless the note is negotiable and is secured by collateral, other than the shares being purchased, having a fair market value at least equal to the principal amount of the note. For purposes of this Section 2, "promissory note" means a negotiable instrument on which there is an obligation to pay independent of collateral and does not include a non-recourse note.
Section 3. Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, the board of directors may direct the issuance of a new certificate in lieu thereof upon such tenns and conditions in conformity with law as the board may prescribe. The board of directors may in its discretion require an affidavit oflost certificate and/or a bond in such form and amount and with such surety as it may determine before issuing a new certificate.
Section 4. Transfer ofShares. Upon surrender to the Corporation or to a transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and receipt of such documentary stamps as may be required by law and evidence of compliance with all applicable securities laws and other restrictions, the Corporation shall issue a new certificate to the person entitled thereto and cancel the old certificate. Every such transfer of stock shall be entered on the stock books of the Corporation which shall be kept at its principal office or by the person and the place designated by the board of directors.
Except as otherwise expressly provided in Article II, Sections 7 and II, and except for the assertion of dissenters' rights to the extent provided in Colorado law, the Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any person other than the registered holder, including without limitation any purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such other person becomes the registered holder of such shares, whether or not the Corporation has either actual or constructive notice of the claimed interest of such other person.
Section 5. Transfer Agent, Registrars and Paying Agents. The board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the Corporation. Such agents and registrars may be located either within or outside Colorado. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

ARTICLE VI
INDEMNIFICATION OF CERTAIN PERSONS

Section I. Indemnificatioll. For purposes of Article VI, a "Proper Person" means any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that he or she is or was a director, officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any foreign or domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company, or other enterprise or employee benefit plan. The Corporation shall indemnify any Proper Person against reasonably incurred expenses (including attorneys' fees), judgments, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement reasonably incurred by him or her in connection with such action, suit or proceeding if it is determined by the groups set forth in Section 4 of this Article that he or she conducted himself or herselfin good faith and that he or she reasonably believed (a) in the case of conduct in his or her official capacity with the Corporation, that his or her conduct was in the Corporation's best interests, or (b) in all other cases (except criminal cases), that his or her conduct was at least not opposed to the Corporation's best interests, or (c) in the case of any criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful. A Proper Person will be deemed to be acting in his or her official capacity while acting as a director, officer, employee or agent on behalf of this Corporation and not while acting on this Corporation's behalffor some other entity.
No indemnification shall be made under this Article VI to a Proper Person with respect to any claim, issue or matter (a) in connection with a proceeding by or in the right of a Corporation in which the Proper Person was adjudged liable to the Corporation, (b) in connection with any proceeding charging that the Proper Person derived an improper personal benefit, whether or not involving action in an official capacity, in which he or she was adjudged liable on the basis that he or she derived an improper personal benefit or (c) in connection with a proceeding against the Corporation in which the Proper Person is the plaintiff (except any proceeding in which the Proper Person is seeking to enforce his or her rights under this Article VI). Further, indemnification under this Section in connection with a proceeding brought by or in the right of the Corporation shall be limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding.
Section 2. Right to Indemnification. The Corporation shall indemnify any Proper Person who was wholly successful, on the merits or otherwise, in defense of any action, suit or proceeding as to which he or she was entitled to indemnification under Section I of this Article VI against expenses (including attorneys' fees) reasonably incurred by him or her in connection with the proceeding without the necessity of any action by the Corporation other than the determination in good faith that the defense has been wholly successful.

Section 3. Effect of Termination of Action. The tennination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person seeking indemnification did not meet the standards of conduct described in Section I of this Article VI. Entry of a judgment by consent as part of a settlement shall not be deemed an adjudication of liability, as described in Section 2 of this Article VI.
Section 4. Groups Authorized to Make Indemnification Determination. Except where there is a right to indemnification as set forth in Section 2 of this Article or where indemnification is ordered by a court in Section 5, any indemnification shall be made by the Corporation only as authorized in the specific case upon a detennination by a proper group that indemnification of the Proper Person is pennissible under the circumstances because he or she has met the applicable standards of conduct set forth in Section I of this Article. This detennination shall be made by the board of directors by a majority vote of those present at a meeting at which a quorum is present, which quorum shall consist of directors not parties to the proceeding ("Quorum"). If a Quorum cannot be obtained, the detennination shall be made by a majority vote of a committee of the board of directors designated by the board, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee. If a Quorum of the board of directors cannot be obtained and the committee cannot be established, or even if a Quorum is obtained or the committee is designated and a majority of the directors constituting such Quorum or committee so directs, the detennination shall be made by (a) independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in this Section 4 or, if a Quorum of the full board of directors cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board (including directors who are parties to the proceeding) or (b) a vote ofthe stockholders.
Section 5. Court-Ordered Indemnification. Any Proper Person may apply for indemnification to the court conducting the proceeding or to another court ofcompetent jurisdiction for mandatory indemnification under Section 2 of this Article, including indemnification for reasonable expenses incurred to obtain court-ordered indemnification. If the court detennines that such Proper Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the standards of conduct set forth in Section I of this Article or was adjudged liable in the proceeding, the court may order such indemnification as the court deems proper except that if the Proper Person has been adjudged liable, indemnification shall be limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.
Section 6. Advance ofExpenses. Reasonable expenses (including attomeys' fees) incurred in defending an action, suit or proceeding as described in Section I may be paid by the Corporation to any Proper Person in advance of the final disposition of such action, suit or proceeding upon receipt of (a) a written affinnation of such Proper Person's good faith belief that he or she has met the standards of conduct prescribed by Section I of this Article VI, (b) a written undertaking, executed personally or on the Proper Person's behalf, to repay such advances if it is ultimately detennined that he or she did not meet the prescribed standards ofconduct (the undertaking shall be an unlimited general obligation of the Proper Person but need not be secured and may be accepted without reference to financial ability to make repayment), and (c) a detennination is made by the proper group (as described in Section 4 of this Article VI) that the facts as then known to the group would not preclude indemnification. Detennination and authorization of payments shall be made in the same maImer specified in Section 4 of this Article VI.

Section 7. Witness Expenses. This Article VI does not limit the Corporation's authority to payor reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.
Section 8. Report to Stockholders. If the Corporation indemnifies or advances expenses to a director in accordance with this Article VI in connection with a proceeding by or in the right of the Corporation, the Corporation shall give written notice of the indemnification or advance to the stockholders with or before the notice of the next stockholders' meeting. If the next stockholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the stockholders at or before the time the first stockholder signs a writing consenting to such action.
ARTICLE VII
PROVISION OF INSURANCE

By action of the board of directors, notwithstanding any interest of the directors in the action, the Corporation may purchase aIId maintain insurance, in such scope and aInounts as the board of directors deems appropriate, on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation, or who, while a director, officer, employee, fiduciary or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company or other enterprise or employee benefit plan, against any liability asserted against, or incurred by, him or her in that capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnity him or her against such liability under the provisions of Article VI or applicable law. Any such insurance may be procured from any insurance company designated by the board of directors of the Corporation, whether such insurance company is fonned under the laws of Colorado or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity interest or any other interest, through stock ownership or otherwise.
ARTICLE VIII
MISCELLANEOUS

Section I. Seal. The corporate seal of the Corporation, if any, shall be circular in fonn and shall contain the name of the Corporation and the words, "Seal, Colorado."

Section 2. Fiscal Year. The fiscal year of the Corporation shall be as established by the board ofdirectors.
Section 3. Amendments. The board of directors shall have the power, to the maximum extent pennitted by Colorado law, to make, amend and repeal the Bylaws of the Corporation unless the stockholders, in making, amending or repealing a particular bylaw, expressly provide that the directors may not amend or repeal such bylaw. The stockholders also shall have the power to make, amend or repeal the Bylaws of the Corporation at any annual meeting or at any special meeting called for that purpose.
Section 4. Gender. The masculine and feminine genders are used in these Bylaws as a matter of convenience only and shall be interpreted to include the neuter gender as the circumstances indicate.
Section 5. Conflicts. In the event of any irreconcilable conflict between these Bylaws and either the Corporation's articles of incorporation or applicable law, the latter shall control.
Section 6. Definitions. Except as otherwise specifically provided in these Bylaws, all terms used in these Bylaws shall have the same definition as in Colorado law.

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